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                                                                   EXHIBIT 10.03

                            INTERFACE SYSTEMS, INC.
                   1993 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                  (AS AMENDED AND RESTATED ON AUGUST 8, 1997)



         1.  CERTAIN DEFINITIONS.

         The "Board" is the Board of Directors of the Company.

         The "Code" is the Internal Revenue Code of 1986, as amended.

         The "Common Stock" is the common stock, $.10 par value per share, of the Company.

         The "Company" is Interface Systems, Inc., a Delaware corporation.

         "Disabled" or "Disability" means permanently disabled as defined in
Section 22(e)(3) of the Code.

         "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

         "Employment" means the state of being an Employee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the last sale price on the Nasdaq Stock Market National Market, as reported in the Wall Street Journal, for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Board of Directors in accordance herewith.

         A "Nonqualified Stock Option" is an option granted under the Plan other than an Incentive Stock Option, intended to meet the requirements of
Section 422 of the Code.

         The "Plan" is the 1993 Stock Option Plan for Non-Employee Directors.

         2.  PURPOSE.

         The purpose of the Plan is to promote the best interests of the Company and its shareholders by attracting and retaining the best available personnel to serve as directors of the Company, to

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provide the non-employee directors with additional incentive to direct the
Company's future affairs in the long-term benefit of the Company and its shareholders and to encourage continued service on the Board.

         3.  ADMINISTRATION.

         The Board of Directors shall interpret the Plan as it deems necessary or advisable for administration of the Plan. The decision of the Board on any matter on which it may make a determination under the immediately preceding sentence shall be final and binding on all participants.

         4.  PARTICIPANTS.

         Participants in the Plan shall be directors of the Company who are not Employees and who are members of the Board on the date an option is granted under the Plan.

         5.  STOCK.

         The stock subject to options under the Plan shall be the Common Stock. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 175,000 shares, subject to adjustment in accordance with
Section 11. Shares subject to any unexercised portion of a terminated, canceled, forfeited or expired option granted under the Plan may again be available for subsequent option grants under the Plan.

         6.  AWARD OF OPTIONS.

                 (a) Automatic Grants.

                 On the later of the effective date of the Plan or the date on which a participant first becomes a member of the Board, each participant shall, automatically and without discretion, be granted an initial option to purchase 6,000 shares of Common Stock (a "Pre-Amendment Option") with an exercise price equal to the Fair Market Value per share of Common Stock on the date of grant. Effective January 11, 1996, on the later of the effective date of the Plan or the date on which a participant becomes a member of the Board, each participant shall automatically and without discretion be granted an initial option to purchase 5,100 shares of Common Stock (an "Initial Option") with an exercise price equal to the Fair Market Value per share of Common Stock on the day of grant. Subsequent thereto, (a) on January 11, 1996, and every third January 11 thereafter, until the termination of the Plan, every participant who is a member of the Board of Directors on January 11, 1996, shall automatically and without discretion be granted an option to purchase 5,100 shares of Common Stock (a "Subsequent Option") with an exercise price equal to the Fair Market Value per share of Common Stock on the date of grant, and (b) on the third anniversay of the date a person became a member of the Board of Directors and, thereafter, on the third





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         anniversary of the date of grant of the prior Subsequent Option until the termination of the Plan, every participant who becomes a member of the Board of Directors after January 11, 1996, shall automatically and without discretion be granted a Subsequent Option to purchase 5,100 shares of Common Stock with an exercise price equal to the Fair Market Value per share of Common Stock on the date of the grant. Pre-Amendment, Initial and Subsequent Options may be exercised in installments as follows: (i) Beginning on the date after the first anniversary date of grant, an option may be exercised up to 1/3 of the shares subject to the option; (ii) After the expiration of each succeeding anniversary date of the grant, the option may be exercised up to an additional 1/3 of the shares subject to option, so that after the expiration of the third anniversary the option shall be exercisable in full; (iii) To the extent no exercised, installments shall be cumulative and may be exercised in whole or in part.

                 (b) Discretionary Grants.

                 Subject to the limitations set forth in the Plan, the Board of Directors from time to time may grant options to such participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised) as it shall designate (a "Discretionary Option"). The exercise price per share for Discretionary Options shall not be less than the Fair Market Value per share of the Common Stock on the date of grant and the expiration date shall be no later than the tenth anniversary of the date of grant.

                 (c) General.

                 References herein to Options shall mean Pre-Amendment, Initial, Subsequent and Discretionary Options, unless otherwise provided. Options granted pursuant to this Plan shall be Nonqualified Stock Options. Each option granted under the Plan shall meet all the terms and conditions of the Plan.

         7.  PAYMENT FOR SHARES.

         The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in cash, by certified check, bank draft or money order or by tendering to the Company shares of Common Stock then owned by the participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment. Notwithstanding the foregoing, the option exercise price may be paid by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price, in accordance with a written agreement, if any, between the Company and the brokerage firm ("Cashless Exercise").





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         8.  NON-ASSIGNABILITY.

         No option shall be transferable by a participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of a participant,
an option shall be exercised only by the optionee.   No transfer of an option
shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the option.

         9.  TERMINATION OF DIRECTORSHIP.

         (a) If, prior to the date that an option shall first become exercisable, the participant shall cease to be a director of the Company, with or without cause, or due to the act, death, Disability, or retirement of the participant, the participant's right to exercise the option shall terminate and all rights thereunder shall cease. (b) If, on or after the date that an option shall first become exercisable, a participant shall cease to be a director of the Company for any reason other than death or Disability, the participant shall have the right, prior to the earlier of (i) the expiration of the option or (ii) the day which is three months after the date on which the Participant ceased to be a director of the Company, to exercise the option to the extent that it was exercisable and is unexercised on the date the participant ceased to be a director of the Company, subject to any other limitation on the exercise of the option in effect at the date of exercise. (c) If, on or after the date that an option shall have become exercisable, the participant shall die or become Disabled which a director of the company or while such option remains exercisable, the participant or the executor or administrator of the estate of the participant (as the case may be), or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, prior to the earlier of (i) the expiration of the option or (ii) the day which is one year after the date of the participant's death or Disability to exercise the option to the extent that it was exercisable and unexercised on the date of death, subject to any other limitation on exercise in effect at the date of exercise.

         10.  ADJUSTMENTS.

         In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock, or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the common Stock such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock or other securities which thereafter may be made the subject of options, (b) the number and type of shares





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of Common Stock or other securities subject to outstanding options, and (c) the exercise price with respect to any option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, however, that the number of shares of Common Stock subject to any option shall always be a whole number.

         11.  RIGHTS PRIOR TO ISSUANCE OF SHARES.

         No participant shall have any rights as a shareholder with respect to any shares covered by an option until the issuance of a stock certificate to the participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

         12.  TERMINATION AND AMENDMENT.

         The Board may terminate the Plan, or the granting of options under the Plan, at any time. No Option shall be granted under the Plan ten years after adoption of the Plan by the Board or approval of the Plan by the Company's shareholders, whichever is earlier. Termination of the Plan shall not affect the rights of the holders of any options previously granted.

         The Board may amend or modify the Plan at any time and from time to time. No amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the participant holding the option.

         13.  APPROVAL OF PLAN.

         The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company. No option granted under the Plan may be exercised in whole or in part until the Plan has been approved by the shareholders as provided herein. If not approved by shareholders the Plan, any options granted hereunder shall become void and of no effect.

                APPROVED BY BOARD OF DIRECTORS:  MARCH 26, 1993
                   APPROVED BY SHAREHOLDERS:   MARCH 25, 1994
                           AMENDED:  JANUARY 11, 1996
                                     APRIL 17, 1997
                     AMENDED AND RESTATED:  AUGUST 8, 1997
                   APPROVED BY SHAREHOLDERS:           , 1998


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